EXHIBIT 99.2

        INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders
  of First Robinson Bancorp
Robinson, Illinois

We have audited the accompanying consolidated statements of condition of First Robinson Bancorp (an Illinois corporation) and Subsidiary as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Robinson Bancorp and Subsidiary at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with generally accepted accounting principles.


KEMPER CPA GROUP
Certified Public Accountants

January 20, 1994

        INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of First Robinson Bancorp
Robinson, Illinois


We have audited the accompanying consolidated statements of financial condition of First Robinson Bancorp (The Bank) and Subsidiary as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a responsible basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Robinson Bancorp and Subsidiary as of December 31, 1994 and 1993, and the results of their operations and cash flows for the years then ended in conformity with generally accepted accounting principles.



KEMPER CPA GROUP L.L.C.
Certified Public Accountants

January 20, 1995